Exhibit 99.1

Kforce Inc.

1001 East Palm Ave.

Tampa, FL 33605

(NASDAQ: KFRC)

AT THE FIRM

Contact: Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

KGS Receives Suspension Notice From Department of Interior

FAIRFAX, VA, and TAMPA, FL, December 18, 2009 - Kforce Government Solutions (KGS), a wholly-owned subsidiary of Kforce Inc. (NASDAQ: KFRC), today received Notice from the Department of Interior (“DOI”) that it has been suspended from participating in new or renewed business with U.S. federal government agencies as a result of the proposed debarment of KGS from participating in federal contracts. KGS may continue performing work under existing contracts as of the date of this suspension, unless a particular agency directs otherwise.

The Notice relates to a $78,892.32 fixed price task order issued to KGS in 2008 by the Bureau of Land Management (“BLM”). The DOI’s concerns relate to KGS’s involvement in assisting the BLM to prepare the requirements for a Statement of Work for the project that KGS was later awarded.

KGS has 30 days to respond to the proposed action. KGS is in communication with the DOI and intends to expeditiously take appropriate action to address the agency’s concerns and seek a prompt resolution. KGS has a 38 year legacy of successfully serving the federal government with integrity and is committed to maintaining the highest standards of business ethics.

The action does not apply to Kforce Inc., Kforce Clinical Research Inc., or Kforce Healthcare, Inc.

About Kforce Government Solutions

KGS provides innovative technology, financial management, data architecture and continuous process improvement and finance and accounting solutions primarily to federal government clients. KGS, with more than 700 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technologically advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com/.

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by approximately 1,900 associates and approximately 8,400 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 64 offices in 41 markets in North America and two offices in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health and Life Sciences and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that we will continue to increase our market share, successfully manage risks to our revenue stream and successfully put into place the people and processes that will create future success. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. In particular, there can be no assurance that KGS will be able to successfully address the concerns of the DOI and obtain a satisfactory resolution of the suspension. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.